                                  SCHEDULE 14a
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934
                            (Amendment No._________)

Filed by the Registrant                                               [ X ]
Filed by a Party other than the Registrant                            [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12

                               NATIONSRENT, INC.
                               -----------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
                                      ---
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         (5)      Total fee paid:

                  --------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         (3)      Filing Party:

                  --------------------------------------------------------------
         (4)      Date Filed:

                  --------------------------------------------------------------

                            (NATIONSRENT, INC. LOGO)

                          450 EAST LAS OLAS BOULEVARD

                         FORT LAUDERDALE, FLORIDA 33301


                                                                 August 14, 2000


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of NationsRent, Inc. to be held on Friday, September 8, 2000 at 10:00 a.m. at the Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, and vote upon the matters set forth in the accompanying Notice of Meeting and Proxy Statement.


     The Notice of Special Meeting, Proxy Statement and proxy form are included with this letter. The matters to be voted upon as listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Special Meeting. Please sign, date and return your proxy card in the enclosed envelope as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MATTERS DESCRIBED IN THE PROXY STATEMENT TO BE VOTED UPON AT THE SPECIAL MEETING. Thank you.

                                      Sincerely,

                                       /s/ James L. Kirk
                                      James L. Kirk
                                      Chairman of the Board and
                                      Chief Executive Officer

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of NationsRent, Inc.:


     A Special Meeting of Stockholders, or any adjournment or postponement thereof (the "Special Meeting"), of NationsRent, Inc., a Delaware corporation (the "Company"), will be held on Friday, September 8, 2000 at 10:00 a.m. at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, to consider and vote upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement.


     1. To approve: (a) the issuance, in a series of transactions, of 100,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") to NR2 Holdings Limited, DB Capital Investors, L.P., J.P. Morgan Capital Corporation and Sixty Wall Street Fund, L.P., 52,000 shares of which have already been issued and 48,000 shares of which will be issued after stockholder approval is obtained; and (b) the issuance of shares of Common Stock upon the conversion of such Series B Preferred Stock.


     2. To approve the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Series B Preferred Stock, or their permitted transferees, from time to time pursuant to their exercise of the preemptive rights to which they are entitled under the Certificate of Designation for the Series B Preferred Stock.


     The Board of Directors has fixed the close of business on August 11, 2000 as the record date for determining those stockholders entitled to notice of, and to vote at, the Special Meeting.

     A FORM OF PROXY AND THE PROXY STATEMENT OF THE COMPANY RELATING TO THE SPECIAL MEETING OF STOCKHOLDERS ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,


                                          /s/ Joseph H. Izhakoff
                                          Joseph H. Izhakoff
                                          Vice President, General Counsel and
                                          Secretary


Fort Lauderdale, Florida

August 14, 2000

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                             ---------------------

                                PROXY STATEMENT

                             ---------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NationsRent, Inc. (the "Company"), for use at a Special Meeting of Stockholders of the Company, or any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting will be held on Friday, September 8, 2000 at 10:00 a.m. at the Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.


     It is anticipated that the Notice of Special Meeting, this Proxy Statement and the proxy form will be mailed to stockholders of the Company on or about August 14, 2000.

RECORD DATE

     Only stockholders of record at the close of business on August 11, 2000 (the "Record Date") are entitled to vote at the Special Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS


     As of the Record Date, there were 58,352,704 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 100,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), issued and outstanding, all of which are entitled to be voted at the Special Meeting, except for 465,100 shares of Common Stock which are held in the Company's treasury. Also, as of the Record Date, there were 52,000 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), issued and outstanding, none of which are entitled to be counted toward the determination of whether stockholder approval has been obtained in accordance with the requirements of The New York Stock Exchange for the proposals to be acted upon at the Special Meeting. As of the Record Date, the 100,000 shares of issued and outstanding Series A Preferred Stock were convertible into 14,285,714 shares of Common Stock, and the 52,000 shares of Series B Preferred Stock were convertible into 11,555,555 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Special Meeting. Each share of Series A Preferred Stock is entitled to one vote per share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the Record Date and votes together with shares of Common Stock on all matters submitted to stockholders for a vote at the Special Meeting.


PROXY PROCEDURE


     Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for (i) approval of the issuance of the shares of Series B Preferred Stock to NR2 Holdings Limited, a Cayman Islands corporation ("NR2 Holdings"), DB Capital Investors, L.P., a Delaware limited partnership ("DB Capital"), J.P. Morgan Capital Corporation, a Delaware corporation ("J.P. Morgan"), and Sixty Wall Street Fund, L.P., a Delaware limited partnership ("Sixty Wall Street"), and the issuance of shares of Common Stock upon the conversion of such Series B Preferred Stock and (ii) approval of the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Series B Preferred Stock, or their permitted transferees, pursuant to their exercise of the preemptive rights to which they are entitled under the Certificate of Designation for the Series B Preferred Stock. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Special Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.


     Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of elections appointed for the Special Meeting and will be counted as shares present and voting on the proposals brought to a vote at the Special Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("broker non-votes"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Broker non-votes with respect to a particular matter will not be considered shares present and voting on such matter. Shares voting to abstain as to a particular matter will be considered present and voting with respect to such matter.


VOTING REQUIREMENTS


     For the proposals to be approved in accordance with the requirements of The New York Stock Exchange, they must be approved by a majority of the votes cast on the proposals by the holders of Common Stock and Series A Preferred Stock, provided that the total votes cast must represent more than 50% of the voting power of the shares of Common Stock and Series A Preferred Stock outstanding on the Record Date and entitled to vote on the proposals. Broker non-votes will have no effect, other than to render more difficult obtaining votes constituting 50% of the voting power of the Shares of Common Stock and Series A Preferred Stock outstanding on the Record Date. Abstentions from voting on any of the matters brought to a vote at the Special Meeting will have the effect of votes against that particular matter.



     Current stockholders who owned 25,631,312 shares of Common Stock and 100,000 shares of Series A Preferred Stock (which are convertible into 14,285,714 shares of Common Stock) as of the Record Date, representing 55% of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock, have agreed to vote in favor of the proposals. Accordingly, approval of the proposals is assured.


COSTS OF SOLICITATION

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that the stockholders vote "for" the approval of the issuance of the Series B Preferred Stock and the approval of the issuance of securities to holders of the Series B Preferred Stock upon the future exercise of their preemptive rights.

INTEREST OF CERTAIN PERSONS IN THE TRANSACTION


     NR2 Holdings is an affiliate of Investcorp S.A. ("Investcorp"). Other affiliates of Investcorp currently own all of the outstanding Series A Preferred Stock issued by the Company. The Series A Preferred Stock is convertible into 14,285,714 shares of Common Stock, or 20% of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date. The Series A Preferred Stock has the right, voting as a separate class, to elect two directors of the Company. The Series A Preferred Stock currently has one designee on the Company's Board of Directors, Christopher J. O'Brien. Pursuant to the preemptive rights provision of the Series A Preferred Stock, when the Company issues capital stock in a public or private offering, the holders of the Series A Preferred Stock have the right to purchase shares in such offering to maintain their proportionate ownership in the Company following the offering. NR2 Holdings is acquiring shares of Series B Preferred Stock pursuant to the exercise of such preemptive rights in connection with the Company's offering of Series B Preferred Stock, which rights have been transferred to NR2 Holdings by the holders of the Series A Preferred Stock.



     NR2 Holdings, DB Capital, J.P. Morgan and Sixty Wall Street currently own all the outstanding Series B Preferred Stock issued by the Company. The holders of the Series B Preferred Stock have the right to designate two directors of the Company. Pursuant to the Preferred Stock Purchase Agreement, dated August 2, 2000, among the Company, NR2 Holdings, DB Capital, J.P. Morgan and Sixty Wall Street, concerning the purchase of the Series B Preferred Stock, the Company's Board of Directors is required to increase the size of the Board from eight to ten members and appoint Robert G. Sharp, designee of DB Capital, and Simon C. Moore, designee of J.P. Morgan, as directors of the Company.



     The holders of the Series A Preferred Stock have designated Sean P. Madden to fill the vacant slot on the Board of Directors that such holders are entitled to elect, and he is expected to be elected to the Board at the same time as the designees of DB Capital and J.P. Morgan are elected.


                                 PROPOSAL NO. 1

              APPROVAL OF THE ISSUANCE OF SERIES B PREFERRED STOCK
                        AND THE ISSUANCE OF COMMON STOCK
              UPON THE CONVERSION OF SUCH SERIES B PREFERRED STOCK

     The Company is seeking stockholder approval, pursuant to Paragraphs 312.03(b) and (c) of The New York Stock Exchange Listed Company Manual, of:

     (a) the issuance, in a series of transactions, of 100,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") to NR2 Holdings, DB Capital, J.P. Morgan and Sixty Wall Street, 52,000 shares of which have already been issued and 48,000 shares of which will be issued after stockholder approval is obtained; and

     (b) the issuance of shares of Common Stock upon the conversion of such Series B Preferred Stock.


     Paragraph 312.03(c) requires stockholder approval prior to the issuance in a transaction or series of transactions of securities convertible into common stock if the number of shares of common stock issuable will upon issuance be equal to or in excess of 20% of the number of shares of common stock or the voting power outstanding before the issuance of the convertible securities. On August 2, 2000, pursuant to the Preferred Stock Purchase Agreement described below, the Company issued an aggregate of 52,000 shares of Series B Preferred Stock to NR2 Holdings, DB Capital, J.P. Morgan and Sixty Wall Street. The 52,000 shares of Series B Preferred Stock are convertible into 11,555,555 shares of Common Stock representing 19.8% of the outstanding Common Stock immediately prior to issuance. At that time, the Company agreed to issue an additional 48,000 shares of Series B Preferred Stock to the same purchasers subject to obtaining stockholder approval of such issuance pursuant to The New York Stock Exchange rules. Even if stockholder approval of the issuance of the additional 48,000 shares of Series B Preferred Stock were not obtained, the initial 52,000 shares of Series B Preferred Stock would remain outstanding.



     Paragraph 312.03(b) requires stockholder approval prior to the issuance of securities convertible into common stock to a substantial security holder, director or officer if the number of shares of common stock into which the securities may be convertible exceeds either one percent of the number of shares of common stock or voting power outstanding before the issuance or, if the issuance of such securities is to a substantial security holder, five percent of the number of shares of common stock or voting power outstanding before issuance where the issuance relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer's common stock. The issuance of shares of Series B Preferred Stock to DB Capital, J.P. Morgan and Sixty Wall Street, as part of the issuance of 48,000 shares after stockholder approval is obtained pursuant to paragraph 312.03(c), may require stockholder approval pursuant to paragraph 312.03(b).

     The following summary of the provisions of the Preferred Stock Purchase Agreement, dated August 2, 2000 (the "Purchase Agreement"), by and among the Company, NR2 Holdings, DB Capital, J.P. Morgan, and Sixty Wall Street, the Certificate of Designation of Convertible Preferred Stock, Series B, filed with the Delaware Secretary of State on August 2, 2000 (the "Certificate of Designation") and the Registration Rights Agreement, dated August 2, 2000 (the "Registration Rights Agreement"), by and among the Company, NR2 Holdings, DB Capital, J.P. Morgan, Sixty Wall Street, James L. Kirk, H. Wayne Huizenga and the holders of the Series A Preferred Stock, is qualified in its entirety by reference to such documents which are incorporated herein by reference. The Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation have been included as exhibits to the Company's Form 10-Q for the quarter ended June 30, 2000, which has been filed with the Securities and Exchange Commission and a copy of such documents can be obtained by writing or calling Joseph H. Izhakoff, Vice President, General Counsel and Secretary, NationsRent, Inc., 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, telephone: 954-760-6550.


GENERAL DESCRIPTION OF THE TRANSACTION


     Pursuant to the Purchase Agreement, the Company agreed to issue 100,000 shares of Series B Preferred Stock to NR2 Holdings, DB Capital, J.P. Morgan and Sixty Wall Street (together, the "Purchasers"), for an aggregate purchase price of $100,000,000 (the "Transaction") at two separate closings. On August 2, 2000, the Company issued 52,000 shares of Series B Preferred Stock to the Purchasers, (the "First Closing") consisting of 10,400 shares to NR2 Holdings, 20,800 shares to DB Capital, 15,600 shares to J.P. Morgan and 5,200 shares to Sixty Wall Street (collectively, the "First Series B Preferred Shares") for an aggregate cash purchase price of $52,000,000, consisting of $10,400,000 from NR2 Holdings, $20,800,000 from DB Capital, $15,600,000 from J.P. Morgan and $5,200,000 from
Sixty Wall Street (collectively, the "First Purchase Price"). At the second closing, the Company will issue an aggregate of 48,000 additional shares of Series B Preferred Stock to the Purchasers (the "Second Closing") consisting of 9,600 shares to NR2 Holdings, 19,200 shares to DB Capital, 14,400 shares to J.P. Morgan and 4,800 shares to Sixty Wall Street (collectively, the "Second Series B Preferred Shares") for a cash purchase price of an aggregate of $48,000,000, consisting of $9,600,000 from NR2 Holdings, $19,200,000 from DB Capital, $14,400,000 from J.P. Morgan and $4,800,000 from Sixty Wall Street (collectively, the "Second Purchase Price").



     The issuance and purchase of the Second Series B Preferred Shares will take place at the Second Closing to be held on the third business day after the conditions to the Second Closing have been satisfied or waived or on such other date as the parties may agree. At the Second Closing, subject to the terms and conditions set forth in the Purchase Agreement, the Company will deliver to each Purchaser the Second Series B Preferred Shares to be purchased by it in exchange for the Second Purchase Price.



     The shares of Series B Preferred Stock issued or to be issued in the Transaction are unregistered and are subject to transfer restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Rights Agreement, the Purchasers have been granted certain rights to require the Company to register their shares of Series B Preferred Stock for resale in the future. See "-- The Registration Rights Agreement."


     Consummation of the Second Closing is conditioned on the approval of the issuance of the Second Series B Preferred Shares by the Company's stockholders at the Special Meeting. Based on its evaluation of the Transaction, the Board of Directors has recommended that the Company's stockholders vote in favor of the issuance to NR2 Holdings, DB Capital, J.P. Morgan and Sixty Wall Street of the shares of Series B Preferred Stock and the issuance of shares of Common Stock upon the conversion of such Series B Preferred Stock. In the event that the Company does not obtain such stockholder approval, the Company is not required to, and will not, consummate the Second Closing.


     The Company has used the net proceeds from the sale of the 52,000 shares of Series B Preferred Stock to repay certain amounts outstanding under its senior credit facilities. The Company anticipates using the net proceeds from the sale of the 48,000 shares of Series B Preferred Stock to pay off certain indebtedness, for capital expenditures and for other general corporate purposes (including, without limitation, advertising and branding of its stores).

VOTING AGREEMENTS


     NR Holdings Limited and NR Investments Limited, who hold all of the issued and outstanding shares of the Series A Preferred Stock, H. Family Investments, Inc., Huizenga Investments Limited Partnership and Kirk Holdings Limited Partnership have agreed to vote all the shares of Common Stock beneficially owned by them in favor of the proposals to be brought before the Special Meeting. These parties beneficially own shares of Common Stock and Series A Preferred Stock representing approximately 55% of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to be cast at the Special Meeting.


TERMS OF THE SERIES B PREFERRED STOCK

     Set forth below is a summary of certain terms of the Series B Preferred Stock. This summary is not complete and is qualified in its entirety by reference to the Certificate of Designation for the Series B Preferred Stock.

  Ranking


     With respect to distributions upon the liquidation, winding-up and dissolution of the Company, the Series B Preferred Stock will rank (i) senior to all classes of common stock of the Company, and each class of capital stock or series of preferred stock established after August 2, 2000, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (ii) on a parity with the Series A Preferred Stock and on a priority with any additional shares of Series B Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock established after August 2, 2000, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after August 2, 2000 the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and/or distributions upon the liquidation, winding-up and dissolution of the Company.


  Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to $1,000 per share of Series B Preferred Stock held by such holder (the "Liquidation Preference"), plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on the Common Stock. After payment in full of the Liquidation Preference and such dividends, if any, to which holders of Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company.

  Dividends

     The Series B Preferred Stock will not have a stated dividend other than upon a Change in Control as described below. However, in the event that the Company declares or pays any dividends or other distributions upon the Common Stock other than dividends paid in shares of Common Stock, the Company must also declare and pay to the holders of the Series B Preferred Stock, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock, the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding shares of Series B Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.

  Conversion Rights

     Subject to possible adjustment as described below, each share of Series B Preferred Stock is convertible into 222.2 shares of Common Stock (representing a conversion price of $4.50 per share of Common Stock based on the Liquidation Preference of $1,000 per share of Series B Preferred Stock).

     The Certificate of Designation provides that the conversion price and the number and kind of securities or rights into which the Series B Preferred Stock is convertible are subject to certain anti-dilution adjustments upon the occurrence of any of the following events:

     - a distribution in the form of Common Stock is made on any class of capital stock of the Company (see subsection 3(vi) of the Certificate of Designation);

     - the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock (see subsection 3(vii) of the Certificate of Designation); or

     - a consolidation or merger of the Company, the sale or transfer of all or substantially all of the assets of the Company, or a capital reorganization or reclassification, conversion or exchange of shares of Common Stock (see subsection 3(xv) of the Certificate of Designation).

  Redemption or Automatic Conversion

     The Company has no obligation to redeem or repurchase the Series B Preferred Stock, other than upon a Change in Control as described below.

     In the event of a Change in Control that is not in connection with an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles and that has been approved or publicly recommended by the Board of Directors, the Company must offer to purchase, within 20 business days after the Change in Control (or concurrently with the effectiveness of the Change in Control if the Company is not the surviving entity in such transaction), all of the then outstanding shares of Series B Preferred Stock at a purchase price per share, in cash, equal to the Liquidation Preference thereof plus an amount equal to 8.00% of the Liquidation Preference, compounded annually from the date of issuance of such share to the purchase date (the "Call Price").

     In the event of a Change in Control that is not in connection with an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles and that has not been approved or publicly recommended by the Board of Directors, the Company may, at its option, offer to purchase for cash all of the then outstanding shares of Series B Preferred Stock in the same manner as described above. However, if the Company elects not to make such an offer, the holders of Series B Preferred Stock will have, as an alternative to their normal conversion right, the right to convert their shares of Series B Preferred Stock into a number of shares of Common Stock equal to 110% of the Call Price per share of Series B Preferred Stock divided by the closing price of the Common Stock at the close of business on the business day prior to the expiration of the tender offer, or if the Change in Control does not result from a tender offer, the business day prior to the effective time of the Change in Control. Further, immediately following the Change in Control, the Liquidation Preference of all shares of Series B Preferred Stock that were not converted shall automatically increase to an amount equal to 110% of the Call Price and the holders will be entitled to receive dividends at the rate of 8% per year.

     In the event of a Change in Control that is an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, then, upon the occurrence of the Change in Control, all of the then outstanding Series B Preferred Stock will be automatically converted into Common Stock having a market value equal to 110% of the Call Price, valued at the closing price of the Common Stock at the close of business on the business day prior to the effective date of the Change in Control.

     The Certificate of Designation defines a Change in Control as the occurrence of any of the following events:

     - a person or group becomes the beneficial holder of more than 50% of the total voting stock of the company. An acquisition of more than 50% of the stock by Messrs. Kirk or Huizenga, H. Family Investments, Inc. or any holder of Series B Preferred Stock will not be a Change in Control, unless, in the case of Messrs. Kirk and Huizenga and H. Family Investments, the event causes the Common Stock to no longer be listed on a national securities exchange or quoted on NASDAQ; or

     - a merger of the Company or a sale or other disposition of all or substantially all of the Company's assets where the holders of voting stock of the Company prior to the transaction do not own more than 50% of the voting power of the voting stock of the entity surviving the transaction, or to which the assets were transferred.

  Redemption at the Option of the Company

     At any time after the first anniversary of the issuance of the Series B Preferred Stock, the Company may, at its election, redeem, in whole but not in part, the shares of then outstanding Series B Preferred Stock at a purchase price in cash per share of Common Stock issuable upon conversion of the Series B Preferred Stock equal to $9.00 compounded annually at the rate of 20% per annum for the period from the first anniversary of the issuance of the Series B Preferred Stock up to and including the date of redemption.

  Voting


     General Voting Rights. The holders of Series B Preferred Stock are entitled to vote (or act by written consent) together with the holders of the Common Stock and the Series A Preferred Stock on all matters submitted to stockholders of the Company for a vote (or for action) except where holders of Series B Preferred Stock are entitled to vote separately as a class (as provided below) and except as otherwise required by applicable law. Each share of Series B Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of such share of Series B Preferred Stock. Except as provided below under "-- Class Voting Rights," the holders of the Series B Preferred Stock are not entitled to vote as a separate class on any matter to be voted on by stockholders of the Company.



     Class Voting Rights. The Company may not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding, voting or consenting as the case may be, as a separate class, take certain actions specified in the Certificate of Designation, including, among others:


     - authorize, create or issue any Senior Securities (as defined in the Certificate of Designation) or any obligation or security convertible into or evidencing a right to purchase any Senior Securities;

     - authorize an amendment or waiver of the Certificate of Designation or the Certificate of Incorporation which would (i) alter the voting rights of Series B Preferred Stock or reduce the number of shares of Series B Preferred Stock that must consent to an amendment, supplement or waiver of the Certificate of Designation; (ii) reduce the Liquidation Preference or alter the provisions relating to redemption of the Series B Preferred Stock; (iii) alter the conversion rights of the holders of Series B Preferred Stock; (iv) reduce the rate of or change the time for payment of dividends on the Series B Preferred Stock; (v) waive the consequences of any failure to pay dividends; (vi) make any shares of Series B Preferred Stock payable other than as stated in the Certificate of Designation; (vii) change the provisions of the Certificate of Designation relating to waivers of rights of holders of Series B Preferred Stock to receive the Liquidation Preference and dividends;
       (viii) waive a redemption payment on Series B Preferred Stock, (ix) change the foregoing amendment and waiver provisions of the Certificate of Designation; or (x) require the prior vote of the holders of Series B Preferred Stock as a separate class under the Delaware General Corporation Law;

     - waive compliance with any provision of the Certificate of Designation;

     - make repurchases of, optional redemptions of and/or tender offers for, the capital stock of the Company the aggregate fair market value of which exceeds 5% of the Company's market capitalization (determined as provided in the Certificate of Designation) during any 12-month period that occurs in whole or in part during the first five years after August 2, 2000; or

     - except for a transaction constituting a Change in Control, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets to, any person unless, if the Company is not the Surviving Person (as defined in the Certificate of Designation), the Series B Preferred Stock is converted into or exchanged for and becomes shares of such Surviving Person, having the same (or more favorable) powers, preferences and relative, participating, optional or other special rights as the Series B Preferred Stock had immediately prior to such transaction.

     Voting for Directors. In the election of directors of the Company, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes or series of the Company's capital stock, may:


     - elect two members of the Company's board of directors provided that on the record date for such vote, DB Capital, J.P. Morgan, Investcorp and their affiliates have voting and dispositive power with respect to at least 66,666 shares of Series B Preferred Stock;



     - elect one member of the Company's board of directors provided that on the record date for such vote, DB Capital, J.P. Morgan, Investcorp and their affiliates have voting and dispositive power with respect to at least 33,333 shares of Series B Preferred Stock (but less than 66,666 shares of Series B Preferred Stock); or


     - elect one member of the Company's board of directors provided that on the record date for such vote, DB Capital and its affiliates, J.P. Morgan and its affiliates, or Investcorp and its affiliates have voting and dispositive power with respect to at least 25,000 shares of Series B Preferred Stock (but less than 33,333 shares of Series B Preferred Stock).


     If on the record date for a vote for directors, DB Capital, J.P. Morgan, Investcorp and their affiliates do not have voting and dispositive power as outlined in the immediately preceding paragraphs to elect directors as a separate class, then the holders of Series B Preferred Stock shall be entitled to vote for the election of directors voting together with the holders of the Common Stock as a single class, with each share of Common Stock entitled to one vote per share and each share of Series B Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series B Preferred Stock, respectively.


     The Purchasers have agreed to vote their shares of Series B Preferred Stock for nominees to the Company's Board of Directors designated by certain Purchasers in accordance with the Preferred Stockholders Agreement. See "-- The Preferred Stockholders Agreement."

     Preemptive Rights. Provided the holders of Series B Preferred Stock are entitled to elect as a class at least one member of the Company's Board of Directors pursuant to the Certificate of Designation, then the holders of at least 15,000 shares of Series B Preferred Stock shall have preemptive rights to purchase or subscribe to purchase any capital stock of the Company, or any obligation or security convertible or exchangeable into or evidencing the right to purchase any capital stock of the Company, offered from time to time by the Company for cash in a public offering or private placement (other than any such capital stock or obligation or security issued or issuable as consideration in a business combination or as compensation to an employee, consultant or otherwise).

BOARD REPRESENTATION


     Pursuant to the Purchase Agreement, the Company's Board of Directors is required to increase the size of the Board from eight to ten members and appoint two persons designated by DB Capital and J.P. Morgan, Robert G. Sharp and Simon
C. Moore, respectively, as directors to serve until the next annual meeting of stockholders.

TRANSFER RESTRICTIONS


     The shares of Series B Preferred Stock will not be registered under federal or state securities laws and will bear a legend to such effect. Under such laws, the shares of Series B Preferred Stock may not be offered, sold or transferred except (i) pursuant to an exemption from registration under the Securities Act and such other applicable laws, or (ii) pursuant to an effective registration statement under the Securities Act. The Purchasers will have certain rights to require the Company to register the shares of Series B Preferred Stock in the future in accordance with the Registration Rights Agreement. See "-- The Registration Rights Agreement." Further, the Purchasers and the holders of the Series A Preferred Stock have certain tag-along rights in connection with future sales of shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock by other Purchasers or by the holders of the Series A Preferred Stock pursuant to the Preferred Stockholders Agreement. See "-- The Preferred Stockholders Agreement." Pursuant to the Purchase Agreement, each of NR2 Holdings, DB Capital and J.P. Morgan has agreed that it or an affiliate will maintain control of a majority of the voting and dispositive power of the Series B Preferred Stock purchased by it or an affiliate.


INDEMNIFICATION

     The Company has agreed to indemnify and hold harmless each Purchaser and their respective affiliates, agents, partners, officers and employees from any and all losses, liabilities, damages, judgments, settlements and expenses that arise out of any breach by the Company of any of its representations, warranties or covenants in the Purchase Agreement or in the Registration Rights Agreement.

CONDITIONS TO THE PURCHASERS' OBLIGATION TO CLOSE AT THE SECOND CLOSING

     The obligation of each Purchaser to purchase the Second Series B Preferred Shares at the Second Closing is subject to the satisfaction or waiver of the following conditions:

     - The representations and warranties of the Company contained in the Purchase Agreement shall be true and correct when made and at the time of the Second Closing, except where the failure of such representations and warranties to be so true and correct would not individually or in the aggregate have a material adverse effect, and the Company shall have delivered a certificate to such effect;

     - The Company shall have performed and complied with all agreements and conditions contained in the Purchase Agreement required to be performed or complied with by it prior to or at the Second Closing and the Company shall have delivered a certificate to such effect; and

     - The Company shall have obtained approval of its stockholders of the transactions contemplated by the Purchase Agreement, in accordance with the requirements of The New York Stock Exchange.

FEES AND EXPENSES


     The Company paid to each of the Purchasers or an affiliate of each of the Purchasers at the First Closing a fee equal to 4% of the First Purchase Price for the First Series B Preferred Shares purchased by that Purchaser and will pay to each of the Purchasers or an affiliate of each of the Purchasers at the Second Closing a fee equal to 4% of the Second Purchase Price for the Second Series B Preferred Shares purchased by that Purchaser. In addition, the Company is required to reimburse the Purchasers for up to $400,000 of out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated by the Purchase Agreement.


THE REGISTRATION RIGHTS AGREEMENT


     In connection with the Transaction, the Company, the Purchasers, the holders of the Series A Preferred Stock and certain beneficial owners of shares of Common Stock entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Purchasers are entitled to certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock. The holders of 25% (by number of shares) of Registrable Securities (as defined in the Registration Rights Agreement) acquired by the Purchasers in the Transaction or the holders of Registrable Securities with a market value of $25 million on the day preceding the request, will generally be entitled to request that a registration statement be filed with the Securities and Exchange Commission for the resale of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock. Such demand registrations will be limited to three occasions. The Company will generally not be obligated to effect any such registration during certain periods prior to or after underwritten public offerings by the Company or if the Company determines in good faith that such registration would require premature disclosure of certain material corporate developments. The holders of Registrable Securities will also generally be entitled to piggyback registration rights in connection with underwritten public offerings by the Company or other selling stockholders.


     In addition, for five years following the Second Closing, the Purchasers and the holders of the Series A Preferred Stock will have "tag-along rights" entitling them to participate on a pro-rata basis in certain sales of Common Stock by Mr. Kirk or Mr. Huizenga or members of their immediate families. The tag-along rights only apply to sales of Common Stock that exceed 2% of the shares of Common Stock outstanding on a fully-diluted basis. The tag-along rights do not apply to underwritten offerings, transfers for tax or estate planning purposes or any pledge as security in a bona fide loan transaction.


THE PREFERRED STOCKHOLDERS AGREEMENT


     In connection with the Transaction, the Purchasers and the holders of the Series A Preferred Stock entered into the Preferred Stockholders Agreement. Pursuant to the Preferred Stockholders Agreement, when the holders of the Series B Preferred Stock are entitled to elect two members of the Company's Board of Directors pursuant to the Certificate of designation, the Purchasers have agreed to vote their shares of Series B Preferred Stock for one person designated by DB Capital and one person designated by J.P. Morgan. When the holders of the Series B Preferred Stock are entitled to elect one member of the Company's Board of Directors pursuant to the Certificate of Designation, the Purchasers have agreed to vote their shares in accordance with the terms of the Preferred Stockholders Agreement depending on the number of shares of Series B Preferred Stock then held by the Purchasers. The initial designees of DB Capital and J.P. Morgan are Robert G. Sharp and Simon Moore, respectively.



     In addition, the Purchasers and the holders of the Series A Preferred Stock will have "tag-along rights" entitling them to participate on a pro-rata basis in certain sales of Series A Preferred Stock, Series B Preferred Stock or Common Stock by the other Purchasers and the holders of the Series A Preferred Stock. The tag-along rights only apply to sales that exceed 1% of the shares of Common Stock outstanding on a fully-diluted basis. The tag-along rights do not apply to underwritten offerings or sales by NR2 Holdings to Investcorp or their affiliates, or any sale by any other Purchaser to an affiliate of such Purchaser.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 2

              TO APPROVE THE FUTURE ISSUANCE OF COMPANY SECURITIES
                 TO THE HOLDERS OF THE SERIES B PREFERRED STOCK
                      PURSUANT TO THEIR PREEMPTIVE RIGHTS


     The Company is seeking stockholder approval, pursuant to Paragraph 312.03(b) of The New York Stock Exchange Listed Company Manual, of the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Series B Preferred Stock from time to time pursuant to their exercise of the preemptive rights to which the they are entitled under the Certificate of Designation, or to transferees of such holders that are permitted by the Certificate of Designation. Paragraph 312.03(b) requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, to a substantial security holder, director or officer if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or voting power outstanding before the issuance or, if the issuance of such securities is to a substantial security holder, five percent of the number of shares of common stock or voting power outstanding before issuance where the issuance relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer's common stock. In the event the holders of the Series B Preferred Stock elect to exercise their preemptive rights, which are described below, the issuance of securities to them, or their permitted transferees, by the Company pursuant to such exercise may require prior stockholder approval pursuant to Paragraph 312.03(b). The Company is hereby seeking advance stockholder approval of any such future issuance or issuances that may require such approval.



     The following summary of the preemptive rights is qualified in its entirety by reference to the provisions of the Certificate of Designation which is incorporated herein by reference. The Certificate of Designation for the Series B Preferred Stock provides that as long as holders of Series B Preferred Stock are entitled to elect at least one director of the Company, then such holders who hold at least 15,000 shares of Series B Preferred Stock shall have preemptive rights to purchase or subscribe to purchase any capital stock of the Company, or any obligation or security convertible or exchangeable into or evidencing the right to purchase any capital stock of the Company, offered from time to time by the Company for cash in a public offering or private placement, other than any such capital stock or obligation or security issued or issuable as consideration in a business combination or as compensation to an employee, consultant or otherwise. Each holder of Series B Preferred Stock shall have the right to purchase its proportionate share of such securities based on the ratio which the Common Stock of the Company owned by or issuable to such holder upon conversion of any Series B Preferred Stock owns bears to all the issued and outstanding shares of Common Stock of the Company.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of August 11, 2000, information with respect to the beneficial ownership of the Common Stock by (1) each executive officer of the Company for whom executive compensation disclosure is required by
Item 402 of Regulation S-K and each of the Company's directors, (2) all of the Company's directors and executive officers as a group and (3) each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Percentages of shares beneficially owned are based upon 58,352,704 shares of Common Stock outstanding as of August 11, 2000 plus for each person named below any shares of Common Stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options or other rights.



                                                            NUMBER OF SHARES
                                                              BENEFICIALLY           PERCENT OF
NAME                                                             OWNED              COMMON STOCK
----                                                        ----------------        ------------
EXECUTIVE OFFICERS AND DIRECTORS
James L. Kirk.............................................     12,199,265(1)(2)         20.8%
Gene J. Ostrow............................................        622,400(3)             1.1%
Philip V. Petrocelli......................................        340,762(4)               *
Joseph H. Izhakoff........................................         91,250(5)               *
H. Wayne Huizenga.........................................      1,702,047(1)(6)          2.9%
Harris W. Hudson..........................................      1,033,650(7)             1.8%
Gary L. Gabriel...........................................        481,250(8)               *
Thomas H. Bruinooge.......................................        107,092(9)               *
Christopher J. O'Brien....................................         85,000(10)              *
Ivan W. Gorr..............................................         65,700(10)              *
All executive officers and directors as a group (13
  persons)................................................     17,301,714(11)           28.4%
BENEFICIAL STOCKHOLDERS
Investcorp S.A............................................     19,441,658(12)(13)       25.0%
  6 Rue Adolph Fischer
  L-1520 Luxembourg
H. Family Investments, Inc................................     12,000,000(1)(14)        20.6%
  450 East Las Olas Boulevard
  Ft. Lauderdale, Florida 33301
NR Holdings Limited.......................................     11,285,714(15)           16.2%
  West Wind Building
  P.O. Box 1111
  Harbour Drive
  Grand Cayman, Cayman Islands, B.W.I
DB Capital Investors, L.P.................................      8,888,889(13)(16)       13.2%
  130 Liberty Street, 25th Floor
  New York, New York 10006
J.P. Morgan Capital Corporation...........................      8,888,889(13)(17)       13.0%
  60 Wall Street, 14th Floor
  New York, New York 10260
Don R. O'Neal.............................................      5,019,531(18)            8.6%
  450 East Las Olas Boulevard
  Ft. Lauderdale, Florida 33301
NR2 Holdings Limited......................................      4,444,444(13)(19)        7.1%
  West Wind Building
  P.O. Box 1111
  Harbour Drive
  Grand Cayman, Cayman Island, B.W.I


---------------

  *  Less than 1%

 (1) H. Family Investments, Inc., a Florida corporation ("HFI"), Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga ("HILP") and Kirk Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Kirk ("KHLP"), have entered into separate voting agreements to vote their shares for the proposals to be acted upon at the Special Meeting. HFI, HILP and KHLP may be deemed to be a group for purposes of Rule 13d-5(b)(1) under the

     Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, the group may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by each member of the 13D group, or an aggregate of 25,901,312 shares of Common Stock.


 (2) 11,999,265 of these shares are held by KHLP. Includes 200,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days.


 (3) Includes 93,750 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


 (4) Includes 216,986 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


 (5) Includes 91,250 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


 (6) 1,632,047 of these shares are held by HILP. Also includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable. The number of shares of Common Stock beneficially owned by Mr. Huizenga does not include the 12,000,000 shares of Common Stock held by HFI because Mr. Huizenga does not share voting or dispositive control of such shares and disclaims beneficial ownership of such shares.


 (7) Includes 250,000 shares of Common Stock owned by Mr. Hudson's spouse, as to which Mr. Hudson disclaims beneficial ownership. Also includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


 (8) Includes 411,250 shares of Common Stock issuable upon conversion of convertible promissory notes in an aggregate principal amount of $3.29 million, which are convertible at a price of $8.00 per share of Common Stock. Also includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


 (9) Includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


(10) Includes 60,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.


(11) Includes (a) an aggregate of 1,856,712 shares of Common Stock issuable upon exercise of options held by certain executive officers and directors, which are immediately exercisable and (b) 661,250 shares of Common Stock issuable upon conversion of convertible promissory notes beneficially owned by certain executive officers and directors.


(12) Investcorp S.A. does not directly own any shares of Common Stock or Preferred Stock. Includes 14,285,714 shares of Common Stock issuable upon conversion of 100,000 shares of Series A Preferred Stock that Investcorp S.A. may be deemed to beneficially own, 79,000 shares of which are owned by NR Holdings and 21,000 shares of which are owned by NR Investments. Also includes 4,444,444 shares of Common Stock issuable upon conversion of 20,000 shares of Series B Preferred Stock that Investcorp S.A. may be deemed to beneficially own, which shares are owned by NR2 Holdings. The voting securities of NR Holdings, NR Investments and NR2 Holdings are owned by certain persons and/or entities which indirectly are managed by affiliates of Investcorp (the "Managed Entities") through revocable management services or similar agreements between such persons and/or entities or their shareholders or principals and an affiliate of Investcorp S.A. pursuant to which each such person or entity indirectly has granted such affiliate of Investcorp the authority to direct the voting of the voting securities of NR Holdings, NR Investments and/or NR2 Holdings for so long as such agreement is in effect. Also includes 711,500 shares of Common Stock which Investcorp S.A. may be deemed to beneficially own, which are directly held by REF Equity Limited ("REF") on behalf of certain entities (the "REF Managed Entities"), which indirectly are managed by affiliates of Investcorp S.A. through revocable management services or similar agreements between such entities or their shareholders or principals and an affiliate of Investcorp pursuant to which each such entity indirectly has granted such affiliate the authority to direct the voting and disposition of its equity interests in REF for so long as such agreement is in effect. Sipco Limited ("Sipco") may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Investcorp S.A. Sipco, which is a passive holding company entity without operations or employees, may be deemed to control Investcorp S.A. through its ownership of a majority of the stock of a company which indirectly owns a majority of the outstanding stock of Investcorp.


(13) As the result of a voting agreement entered into by the Purchasers pursuant to the Preferred Stockholders Agreement, the Purchasers are a group for purposes of Rule 13d-5(b)(1) under the Exchange Act. Accordingly, the group is deemed to be the beneficial owner of the shares of Series B Preferred Stock beneficially owned by each member of the 13D group, or an aggregate of 100,000 shares of Series B Preferred Stock which are convertible into 22,222,222 shares of Common Stock.


(14) HFI is a Florida corporation controlled by H. Wayne Huizenga, Jr., the son of Mr. Huizenga.


(15) Represents shares of Common Stock issuable upon conversion of 79,000 shares of Series A Preferred Stock held by NR Holdings. NR Holdings shares voting and dispositive power with respect to these shares with Investcorp S.A., Sipco and the Managed Entities. See footnote (12) above.


(16) Represents shares of Common Stock issuable upon conversion of 40,000 shares of Series B Preferred Stock beneficially owned by DB Capital. DB Capital shares beneficial ownership of such shares with Taunus Corporation, DB Capital Partners, Inc. and DB Capital Partners, L.P. Taunus Corporation may be deemed to control DB Capital because DB Capital is an indirect wholly-owned subsidiary of Taunus Corporation. DB Capital Partners, L.P. is the general partner of DB Capital and DB Capital Partners, Inc. is the general partner of DB Capital Partners, L.P. Includes 4,266,667 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock that DB Capital has the right (and obligation) to acquire at the Second Closing pursuant to the Purchase Agreement, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by the Company's stockholders, is assured. See "Proposal No. 1 -- Voting Agreements" above.


(17) Represents 6,666,667 shares of Common Stock issuable upon conversion of 30,000 shares of Series B Preferred Stock beneficially owned by J.P. Morgan and 2,222,222 shares of Common Stock issuable upon conversion of 10,000 shares of Series B Preferred Stock held or to be acquired by Sixty Wall Street, an affiliate of J.P. Morgan. J.P. Morgan and Sixty Wall Street share beneficial ownership of each of their respective shares with J.P. Morgan & Co. Incorporated. J.P. Morgan & Co. Incorporated may be deemed to control J.P. Morgan because J.P. Morgan is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. J.P. Morgan & Co. Incorporated may also be deemed to control Sixty Wall Street because Sixty Wall Street Corporation, which is the general partner of Sixty Wall Street, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. Includes 3,200,000
     shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock that J.P. Morgan has the right (and obligation) to acquire at the Second Closing pursuant to the Purchase Agreement, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by the Company's stockholders, is assured. See "Proposal No. 1 -- Voting Agreements" above. Also includes 1,066,667 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock that Sixty Wall Street has the right (and obligation) to acquire at the Second Closing pursuant to the Purchase Agreement, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by the Company's stockholders, is assured. See "Proposal No. 1 -- Voting Agreements" above.


(18) Includes 775,180 shares of Common Stock owned by Mr. O'Neal's spouse, as to which Mr. O'Neal disclaims beneficial ownership. Also includes 2,452,564 shares of Common Stock in the name of the 1997 Ray L. O'Neal and Ellen M. O'Neal irrevocable trust for Don R. O'Neal of which Mr. O'Neal is a trustee. Mr. O'Neal served as President of the Company from October 1998 until May 2000.


(19) Represents shares of Common Stock issuable upon conversion of 20,000 shares of Series B Preferred Stock beneficially owned by NR2 Holdings. NR2 Holdings shares voting and dispositive power with respect to these shares with Investcorp S.A., Sipco and the Managed Entities. See footnote (12) above. Includes 2,133,333 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock that NR2 Holdings has the right (and obligation) to acquire at the Second Closing pursuant to the Purchase Agreement, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by the Company's stockholders, is assured. See "Proposal No. 1 -- Voting Agreements" above.


                             STOCKHOLDER PROPOSALS

     In accordance with the rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2001 Annual Meeting of Stockholders must do so no later than December 31, 2000. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices, 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Joseph H. Izhakoff, Vice President, General Counsel and Secretary.

1797-PS-SPEC

                                     [LOGO]

                                NATIONSRENT, INC.
                           450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Gene J. Ostrow, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock and Series A Convertible Preferred Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on Friday, September 8, 2000 at 10:00 a.m., Eastern Standard Time at the Company's corporate headquarters, at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, or any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.


   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.




1. To approve: (a) the issuance, in a series of transactions, of 100,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") to NR2 Holdings Limited, DB Capital Investors, L.P., J.P. Morgan Capital Corporation and Sixty Wall Street Fund, L.P., 52,000 shares of which have already been issued and 48,000 shares of which will be issued after stockholder approval is obtained; and (b) the issuance of shares of Common Stock upon the conversion of such Series B Preferred Stock.


   [ ]   FOR               [ ]      AGAINST                   [ ]      ABSTAIN


2. To approve the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Series B Preferred Stock, or their permitted transferrees, from time to time pursuant to their exercise of the preemptive rights to which they are entitled under the Certificate of Designation for the Series B Preferred Stock.


   [ ]   FOR               [ ]      AGAINST                   [ ]      ABSTAIN

                                    PLEASE MARK, SIGN, DATE AND RETURN THE
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE. NO POSTAGE IS REQUIRED IF
                                    MAILED IN THE UNITED STATES.

                                    The undersigned acknowledges receipt
                                    of Notice of Special Meeting of
                                    Stockholders dated August 14, 2000,
                                    and the accompanying Proxy Statement.



                                    MARK HERE FOR ADDRESS CHANGE AND NOTE [ ]
                                    AT LEFT

                                    Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.





Signature:_________________ Date:______  Signature:_________________ Date:______




VOTE BY TELEPHONE

-----------------------------------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1.       READ THE ACCOMPANYING PROXY STATEMENT AND
         PROXY CARD

2.       CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14 DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.       FOLLOW THE RECORDED INSTRUCTIONS.

-----------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE